Exhibit 99.1

Investor Relations Contact: 415.972.7080 | Media Inquiries Contact: 415.973.5930 | www.pgecorp.com

May 3, 2018

PG&E Corporation Reports First-Quarter 2018 Financial Results

•	GAAP earnings were $0.86 per share for the first quarter of 2018, compared with $1.13 per share for the same period in 2017.

•	Non-GAAP earnings from operations were $0.91 per share for the first quarter of 2018, compared with $1.06 per share for the same period in 2017.

San Francisco, Calif. — PG&E Corporation’s (NYSE: PCG) first-quarter 2018 net income available for common shareholders was $442 million or $0.86 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $576 million, or $1.13 per share, for the first quarter of 2017.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $26 million after-tax, or $0.05 per share, for the quarter. These included costs related to the October 2017 Northern California wildfires and the 2015 Butte fire, and costs to clear pipeline rights-of-way.

PG&E Corporation CEO and President Geisha Williams said, “During the quarter, we continued to make good progress across several critical initiatives. These include supporting the recovery of communities affected by the October 2017 Northern California wildfires, putting in place programs now that will help address the ‘new normal’ of climate-driven wildfires, advocating for more appropriate public policies regarding wildfire liability, and driving programs that will help realize California’s clean energy goals.”

Following the October 2017 Northern California wildfires, to bolster wildfire prevention and response, PG&E announced in the first quarter its new Community Wildfire Safety Program, a coordinated effort with first responders, civic and community leaders, and customers. The program’s actions include:

•	Establishing a Wildfire Safety Operations Center to monitor wildfire risks in real-time;
•	Expanding PG&E’s weather forecasting and modeling;
•	Expanding PG&E’s already rigorous vegetation management practices;
•	Refining and executing protocols for proactively turning off electric power lines during times of extreme wildfire risk;
•	Expanding the practice of disabling line reclosers and circuit breakers in high fire-risk areas during fire season; and
•	Increasing personnel and resources to protect poles, power lines and other electrical equipment during fires, and to assist utility crews working in high fire danger areas.

Other operational highlights from the quarter included the following:

•

Received approval from the California Independent System Operator for PG&E’s Oakland Clean Energy Initiative, which will use local clean-energy resources, including energy storage, energy efficiency and electric-system upgrades, to replace the need for fossil-fueled generation in the area.

PG&E has since opened the Request for Offers process, seeking innovative clean energy project proposals.
•	Received a proposed decision on a new, five-year program to expand the charging infrastructure for medium- and heavy-duty electric vehicles (EVs) that typically run on diesel. Coupled with PG&E’s EV Charge Network program for light-duty vehicles, this will represent the nation’s largest and most comprehensive utility-led effort to spur the adoption of electric vehicles.
•	Affirmed that nearly 80 percent of the electricity delivered to customers in 2017 was produced with zero greenhouse-gas emissions and that 33 percent came from qualified renewable sources, reaching California’s Renewable Portfolio Standard target three years early.

Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability (IIC), PG&E Corporation’s earnings from operations in the first quarter of 2018 were $468 million, or $0.91 per share, compared with $544 million, or $1.06 per share, during the same period in 2017.

The decrease in quarter-over-quarter earnings from operations was primarily driven by the impact of income taxes related to awards under the Long-Term Incentive Plan, the timing of nuclear refueling outages, and the timing of taxes resulting from the percentage of quarterly earnings to annual earnings. These were partially offset by growth in rate base earnings during the first quarter of 2018.

PG&E Corporation discloses historical financial results based on “earnings from operations,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of earnings from operations to consolidated income available for common shareholders.

IIC Guidance

PG&E Corporation is not providing at this time guidance for 2018 GAAP earnings and non-GAAP earnings from operations due to the uncertainty related to the October 2017 Northern California wildfires. The company is providing 2018 IIC guidance of $72 million to $122 million after-tax for costs to clear pipeline rights-of-way, legal costs related to the Butte fire, net of contractor insurance, and legal and other costs related to the Northern California wildfires, net of insurance.

IIC guidance is based on various assumptions and forecasts related to future expenses and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today’s conference call with the financial community have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Public Dissemination of Certain Information

PG&E Corporation and Pacific Gas and Electric Company (Utility) routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission (CPUC) and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. It is possible that these regulatory filings or information included therein could be deemed to be material information. PG&E Corporation and the Utility also routinely post or provide direct links to presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “News & Events: Events & Presentations” tab, in order to publicly disseminate such information.

Conference Call with the Financial Community to Discuss Financial Results

Today’s call at 12:00 pm, Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through May 17, 2018, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 24650# will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

This press release contains statements regarding current expectations, objectives and assumptions for future periods, including PG&E Corporation’s 2018 IIC guidance. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	the impact of the Northern California wildfires, including whether Pacific Gas and Electric Company (Utility) will be able to recover costs for service restoration and repair to the Utility’s facilities through its Catastrophic Event Memorandum Account (CEMA); the timing and outcome of the wildfire investigations; whether the Utility may have liability associated with these fires and, if liable for one or more fires, whether the Utility would be able to recover all or part of such costs through insurance or through regulatory mechanisms, to the extent insurance is not available or exhausted; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the California Public Utilities Commission (CPUC) or any other law enforcement agency brought an enforcement action and determined that the Utility failed to comply with applicable laws and regulations;
•	the timing and outcome of the Butte fire litigation; the timing and outcome of any proceeding to recover from customers restoration and repair costs and costs in excess of insurance; the effect, if any, that the CPUC’s Safety and Enforcement Division’s (SED) $8.3 million citations issued in connection with the Butte fire may have on the Butte fire litigation; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Utility;
•	whether the CPUC approves the Utility’s application to establish a Wildfire Expense Memorandum Account (WEMA) to track wildfire expenses and to preserve the opportunity for the Utility to request recovery of wildfire costs in excess of insurance at a future date, and the outcome of any potential request to recover such costs;
•	the impact of the Tax Cuts and Jobs Act of 2017, and the timing and outcome of CPUC decision(s) related to the Utility’s March 30, 2018, submissions in connection with the impact of the Tax Cuts and Jobs Act of 2017 on the Utility’s rate cases, and its implementation plan;

•	the timing and outcomes of the 2019 GT&S rate case, TO18 and TO19 rate cases, 2018 CEMA, and other ratemaking and regulatory proceedings;
•	the cost of the Utility’s community wildfire safety program, and the timing and outcome of any proceeding to recover such costs through rates;
•	the timing and outcomes of phase two of the ex parte order instituting investigation (OII) and of the safety culture OII;
•	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;
•	whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims;
•	the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result;
•	the ability of PG&E Corporation and the Utility to access capital markets and other sources of financing in a timely manner on acceptable terms;
•	further changes in credit ratings which could, among other things, result in higher borrowing costs and fewer financing options, especially if PG&E Corporation or the Utility were to lose their investment grade credit ratings; and
•	the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2017, their joint quarterly report on Form 10-Q for the quarter ended March 31, 2018, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the Securities and Exchange Commission website at www.sec.gov.

PG&E CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
	Three Months Ended March 31,
(in millions, except per share amounts)	2018	2017
Operating Revenues
Electric	$2,951	$3,065
Natural gas	1,105	1,203

Total operating revenues	4,056	4,268

Operating Expenses
Cost of electricity	819	847
Cost of natural gas	289	325
Operating and maintenance	1,597	1,517
Depreciation, amortization, and decommissioning	752	712

Total operating expenses	3,457	3,401

Operating Income	599	867
Interest income	9	5
Interest expense	(220)	(218)
Other income, net	108	34

Income Before Income Taxes	496	688
Income tax provision	51	109

Net Income	445	579
Preferred stock dividend requirement of subsidiary	3	3

Income Available for Common Shareholders	$442	$576

Weighted Average Common Shares Outstanding, Basic	515	508

Weighted Average Common Shares Outstanding, Diluted	516	511

Net Earnings Per Common Share, Basic	$0.86	$1.13

Net Earnings Per Common Share, Diluted	$0.86	$1.13

Dividends Declared Per Common Share	$—	$0.49

Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Earnings from Operations

First Quarter, 2018 vs. 2017

(in millions, except per share amounts)

	Three Months Ended March 31,
	Earnings		Earnings per Common Share (Diluted)
	2018	2017	2018	2017
PG&E Corporation’s Earnings on a GAAP basis	$442	$576	$0.86	$1.13
Items Impacting Comparability: (1)
Northern California wildfire-related costs (2)	15	-	0.03	-
Pipeline-related expenses (3)	7	16	0.01	0.03
Butte fire-related costs, net of insurance (4)	4	2	0.01	-
Legal and regulatory-related expenses	-	2	-	-
Fines and penalties	-	36	-	0.07
GT&S revenue timing impact	-	(88)	-	(0.17)

PG&E Corporation’s Earnings from Operations (5)	$468	$544	$0.91	$1.06

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent for 2018 and 40.75 percent for 2017, except for certain fines and penalties in 2017.

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled: Use of Non-GAAP Financial Measures.

(2)	The Utility incurred costs of $21 million (before the tax impact of $6 million) during the three months ended March 31, 2018, for legal and other costs associated with the Northern California wildfires.

(3)	The Utility incurred costs of $10 million (before the tax impact of $3 million) during the three months ended March 31, 2018 for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(4)	The Utility incurred costs, net of insurance, of $5 million (before the tax impact of $1 million) during the three months ended March 31, 2018 associated with the Butte fire. The Utility incurred charges of $12 million (before the tax impact of $3 million) during the three months ended March 31, 2018 for legal costs. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the three months ended March 31, 2018 for contractor insurance recoveries.

Three Months Ended
(in millions, pre-tax)	March 31, 2018
Legal costs	$12
Insurance recoveries	(7)

Butte fire-related costs, net of insurance	$5

(5)	“Earnings from operations” is a non-GAAP financial measure. See exhibit titled: Use of Non-GAAP Financial Measures.

Key Drivers of PG&E Corporation’s Earnings per Common Share (“EPS”) from Operations

First Quarter, 2018 vs. 2017

(in millions, except per share amounts)

	Three Months Ended March 31, 2018
		Earnings per
		Common Share
	Earnings	(Diluted)

2017 Earnings from Operations (1)	$544	$1.06
Growth in rate base earnings (2)	42	0.08
Timing of 2017 GRC cost recovery (3)	18	0.03
Tax impact of stock compensation (4)	(44)	(0.08)
Timing of nuclear refueling outages	(31)	(0.06)
Timing of taxes (5)	(25)	(0.05)
Decrease in authorized return on equity (6)	(7)	(0.01)
Increase in shares outstanding	-	(0.01)
Miscellaneous	(29)	(0.05)

2018 Earnings from Operations (1)	$468	$0.91

(1)	See previous exhibit for a reconciliation of EPS on a GAAP basis to EPS from Operations. All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent for 2018 and 40.75 percent for 2017, except for the tax impact of stock compensation. See Footnote 4 below.

(2)	Represents the impact of the increase in rate base authorized in various rate cases, including the 2017 General Rate Case (“GRC”), during the three months ended March 31, 2018, as compared to the same period in 2017. The CPUC issued its final decision in the 2017 GRC on May 11, 2017, delaying recognition of the 2017 revenue increase until the second quarter of 2017.

(3)	Represents revenue for GRC-related capital costs (depreciation and interest) in the first quarter of 2018, with no similar impact in 2017. The CPUC issued its final decision in the 2017 GRC on May 11, 2017, delaying recognition of the 2017 revenue increase until the second quarter of 2017.

(4)	Represents the impact of income taxes related to share-based compensation awards under the Long-Term Incentive Plan that vested during the three months ended March 31, 2018, as compared to the same period in 2017.

(5)	Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings.

(6)	Represents the decrease in return on equity from 10.40 percent in 2017 to 10.25 percent in 2018 as a result of the 2017 CPUC final decision approving an additional extension to the original 2013 Cost of Capital decision.

PG&E Corporation’s 2018 Items Impacting Comparability (“IIC”) Guidance

2018 IIC Guidance (in millions, after-tax)	Low	High
Estimated Items Impacting Comparability: (1)
Pipeline-related expenses (2)	$43	$25
Butte fire-related costs, net of insurance (3)	43	22
Northern California wildfire-related costs, net of insurance (4)	36	25

Estimated IIC Guidance	$122	$72

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent.

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled: Use of Non-GAAP Financial Measures.

(2)	“Pipeline-related expenses” includes costs to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high IIC guidance range is $17 million and $10 million, respectively.

	2018
	Low IIC	High IIC
(in millions, pre-tax)	guidance range	guidance range
Pipeline-related expenses	$60	$35

(3)	“Butte fire-related costs, net of insurance” refers to legal costs associated with the Butte fire, net of contractor insurance recoveries. The pre-tax range of estimated costs shown below includes $7 million of contractor insurance recoveries. The total offsetting tax impact for the low and high IIC guidance range is $17 million and $8 million, respectively.

	2018
	Low IIC	High IIC
(in millions, pre-tax)	guidance range	guidance range
Butte fire-related costs, net of insurance	$60	$30

(4)	“Northern California wildfire-related costs, net of insurance” refers to legal and other costs associated with the Northern California wildfires, net of insurance. The pre-tax range of estimated costs is shown below. The total offsetting tax impact for the low and high IIC guidance range is $14 million and $10 million, respectively. The insurance recoveries forecast is based on historical trends, but the actual timing and amount of insurance recoveries may vary.

	2018
	Low IIC	High IIC
(in millions, pre-tax)	guidance range	guidance range
Legal and other costs	$150	$100
Insurance recoveries	(100)	(65)

Northern California wildfire-related costs, net of insurance	$50	$35

Actual financial results for 2018 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

Use of Non-GAAP Financial Measures

PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

“Earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire-related costs and insurance recoveries, impacts of the 2015 GT&S rate case, and costs and future insurance recoveries related to the Northern California wildfires. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.